Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Silicom Ltd.:

We consent to the use of our report with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

Our report refers to a change to the method of accounting for leases.

/s/ Somekh Chaikin
Somekh Chaikin
Certified Public Accountants (Israel)
A member firm of KPMG International

Tel Aviv, Israel
October 29, 2020